The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-257113

Subject to Completion, Dated April 1, 2022

PRICING SUPPLEMENT dated                           , 2022

(To Equity Index Underlying Supplement dated September 2, 2021, Prospectus Supplement dated September 2, 2021 and Prospectus dated September 2, 2021)

Canadian Imperial Bank of Commerce
Senior Global Medium-Term Notes
Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025
☐	Linked to the lowest performing of the Russell 2000® Index, the Dow Jones Industrial Average® and the Nasdaq-100® Index (each referred to as an “Index”)
☐	Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Any return you receive on the securities and whether they are automatically called will depend in each case on the Closing Level of the Lowest Performing Index on the relevant Call Observation Date. The Lowest Performing Index on any Call Observation Date is the Index that has the lowest Closing Level on that day as a percentage of its Starting Level
☐	Automatic Call. If the Closing Level of the Lowest Performing Index on any Call Observation Date is greater than or equal to its Starting Level, we will automatically call the securities for the principal amount plus the Call Premium applicable to that Call Observation Date

Call Observation Date                                                              Call Premium*

May 4, 2023                                                                                At least 12.50% of the principal amount

May 6, 2024                                                                                At least 25.00% of the principal amount

April 28, 2025 (the “Final Valuation Date”)                              At least 37.50% of the principal amount

* The actual Call Premium applicable to each Call Observation Date will be determined on the Pricing Date

☐	Payment at Maturity. If the securities are not automatically called, the payment at maturity will be equal to or less than the principal amount per security depending on the Closing Level of the Lowest Performing Index on the Final Valuation Date as follows:
☐ If the Closing Level of the Lowest Performing Index on the Final Valuation Date is less than its Starting Level but greater than or equal to its Threshold Level, you will receive the principal amount of your securities
☐ If the Closing Level of the Lowest Performing Index on the Final Valuation Date is less than its Threshold Level, you will have 1-to-1 downside exposure to the decrease in the level of the Lowest Performing Index from its Starting Level, and you will lose more than 25%, and possibly all, of the principal amount
☐	Investors may lose some or all of the principal amount
☐	The Threshold Level for each Index is equal to 75% of its Starting Level
☐	Any positive return on the securities will be limited to the applicable Call Premium, even if the Closing Level of the Lowest Performing Index on the applicable Call Observation Date significantly exceeds its Starting Level. You will not participate in any appreciation of any Index beyond the applicable fixed Call Premium
☐	Your return on the securities will depend solely on the performance of the Index that is the Lowest Performing Index on each Call Observation Date. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
☐	All payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce and you will have no ability to pursue any securities included in any Index for payment; if Canadian Imperial Bank of Commerce defaults on its obligations, you could lose all or some of your investment
☐	No periodic interest payments or dividends
☐	No exchange listing; designed to be held to maturity or earlier automatic call

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PRS-8 herein and beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

The securities are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the securities are subject to the credit risk of Canadian Imperial Bank of Commerce. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Maximum Underwriting Discount (1) (2)	Minimum Proceeds to CIBC
Per Security	$1,000.00	Up to $27.50	At least $972.50
Total	$	$	$

(1)	The agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), will receive an underwriting discount of up to $27.50 per security. The agent may resell the securities to other securities dealers at the principal amount less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement and “Use of Proceeds and Hedging” in the underlying supplement for information regarding how we may hedge our obligations under the securities.
(2)	In respect of certain securities sold in this offering, the Issuer may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Our estimated value of the securities on the Pricing Date, based on our internal pricing models, is expected to be at least $900.00 per security. The estimated value is expected to be less than the principal amount of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

TERMS OF THE SECURITIES

The information in this “Terms of the Securities” section is only a summary and is qualified by the more detailed information set forth in this pricing supplement, the underlying supplement, the prospectus supplement and the prospectus, each filed with the SEC. See “About This Pricing Supplement” in this pricing supplement.

Issuer:	Canadian Imperial Bank of Commerce
Reference Asset:	The lowest performing of the Russell 2000® Index (Bloomberg ticker symbol “RTY”), the Dow Jones Industrial Average® (Bloomberg ticker symbol “INDU”), and the Nasdaq-100® Index (Bloomberg ticker symbol “NDX”) (each an “Index” and collectively the “Indices”)
Pricing Date:	Expected to be April 29, 2022*.
Issue Date:	Expected to be May 4, 2022* (to be determined on the Pricing Date and expected to be the 3rd scheduled Business Day after the Pricing Date).
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the Closing Level of the Lowest Performing Index on any Call Observation Date (including the Final Valuation Date) is greater than or equal to its Starting Level, the securities will be automatically called, and on the related Call Payment Date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount per security plus the Call Premium applicable to the relevant Call Observation Date. The last Call Observation Date is the Final Valuation Date, and payment upon an automatic call on the Final Valuation Date, if applicable, will be made on the Stated Maturity Date.

Any positive return on the securities will be limited to the applicable Call Premium, even if the Closing Level of the Lowest Performing Index on the applicable Call Observation Date significantly exceeds its Starting Level. You will not participate in any appreciation of any Index beyond the applicable Call Premium.

If the securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the securities after such Call Payment Date. You will not receive any notice from us if the securities are automatically called.

Call Observation Dates and Call Premiums:	Call Observation Date	Call Premium	Payment per Security upon an Automatic Call
	May 4, 2023*	At least 12.50% of the principal amount	At least $1,125.00
	May 6, 2024*	At least 25.00% of the principal amount	At least $1,250.00
	April 28, 2025*	At least 37.50% of the principal amount	At least $1,375.00

The actual Call Premium and payment per security upon an automatic call that is applicable to each Call Observation Date will be determined on the Pricing Date and will be at least the applicable value specified in the foregoing table.

We refer to April 28, 2025* as the “Final Valuation Date.”

The Call Observation Dates are subject to postponement for non-Trading Days and the occurrence of a market disruption event. See “—Postponement of a Calculation Day” below.

Call Payment Date:	Five Business Days after the applicable Call Observation Date (as each such Call Observation Date may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable); provided that the Call Payment Date for the last Call Observation Date will be the Stated Maturity Date.
Stated Maturity Date:	Expected to be May 5, 2025*. If the Final Valuation Date is postponed, the Stated Maturity Date will be the later of (i) May 5, 2025* and (ii) three Business Days after the last Final Valuation Date, as postponed. No interest will be paid in respect of such postponement. See “—Postponement of a Calculation Day” below. The securities are not subject to redemption at the option of CIBC or repayment at the option of any holder of the securities prior to maturity or automatic call.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

Payment at Maturity:

If the Closing Level of the Lowest Performing Index is less than its Starting Level on each of the Call Observation Dates, the securities will not be automatically called, and on the Stated Maturity Date, you will be entitled to receive a cash payment per security in U.S. dollars determined as follows:

•  if the Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Starting Level but greater than or equal to its Threshold Level: $1,000; or

•  if the Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Threshold Level:

$1,000 × Performance Factor of the Lowest Performing Index on the Final Valuation Date

If the securities are not automatically called on or prior to the Final Valuation Date and the Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Threshold Level, you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.

Lowest Performing Index:	The Lowest Performing Index on any Call Observation Date is the Index with the lowest Performance Factor on that day.
Performance Factor:	With respect to an Index on any Call Observation Date, its Closing Level on such day divided by its Starting Level (expressed as a percentage).
Threshold Level:	With respect to each Index, 75% of its Starting Level.
Starting Level:	With respect to each Index, its Closing Level on the Pricing Date.
Ending Level:	With respect to each Index, its Closing Level on the Final Valuation Date.
Closing Level:	The “Closing Level” of an Index on any Trading Day means the official closing level of such Index as reported by its Index Sponsor on such Trading Day.
Postponement of a Calculation Day:	The Call Observation Dates (including the Final Valuation Date) are each referred to as a “calculation day.” If any calculation day is not a Trading Day with respect to any Index, such calculation day for each Index will be postponed to the next succeeding day that is a Trading Day with respect to each Index. A calculation day for an Index is also subject to postponement due to the occurrence of a market disruption event with respect to such Index on such calculation day. See “Additional Terms of the Securities—Market Disruption Events” in this pricing supplement.
Calculation Agent:	CIBC
Material U.S. Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.
Agent’s Underwriting Discount and Other Fees:	Wells Fargo Securities. The agent will receive an underwriting discount of up to $27.50 per security. The agent may resell the securities to other securities dealers, including securities dealers acting as custodians, at the principal amount of the securities less a concession of not in excess of $17.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	13607X6L6 / US13607X6L66

*To the extent that the issuer makes any change to the expected Pricing Date or expected Issue Date, the Call Observation Dates and Stated Maturity Date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

DETERMINING TIMING AND AMOUNT OF PAYMENT ON THE SECURITIES

The timing and amount of the payment you will receive will be determined as follows:

PRS-4

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

HYPOTHETICAL PAYOUT PROFILE

The following profile illustrates the potential payment on the securities for a range of hypothetical percentage changes in the Closing Level of the Lowest Performing Index from the Pricing Date to the applicable Call Observation Date (including the Final Valuation Date). The profile is based on a hypothetical Call Premium of 12.50% for the first Call Observation Date, 25.00% for the second Call Observation Date and 37.50% for the final Call Observation Date (based on the minimum Call Premiums) and a Threshold Level of the Lowest Performing Index equal to 75% of its Starting Level. This profile has been prepared for purposes of illustration only. Your actual return will depend on (i) the Closing Level of the Lowest Performing Index on each Call Observation Date and whether the securities are automatically called; (ii) if the securities are automatically called, the actual Call Premium and the actual Call Observation Date on which the securities are called; (iii) if the securities are not automatically called, the actual Ending Level of the Lowest Performing Index on the Final Valuation Date; and (iv) whether you hold your securities to maturity or earlier automatic call. The performance of the better performing Indices is not relevant to your return on the securities.

Security Return
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
100%
Third Call Observation Date (Call Premium: 37.50%)
Second Call Observation Date (Call Premium: 25.00%)
First Call Observation Date (Call Premium: 12.50%)
25% Contingent Downside
Percentage Change in the Closing Level of the Lowest Performing Index from Pricing Date to Applicable Call Observation Date
-100%
-80%
-60%
-40%
-25%
-20%
0%
20%
40%
60%
80%
Hypothetical Payment at Maturity
First Call Observation Date
Third Call Observation Date
Hypothetical Return of the Lowest Performing Index
Second Call Observation Date

PRS-5

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

ABOUT THIS PRICING SUPPLEMENT

You should read this pricing supplement together with the prospectus dated September 2, 2021 (the “prospectus”), the prospectus supplement dated September 2, 2021 (the “prospectus supplement”) and the Equity Index Underlying Supplement dated September 2, 2021 (the “underlying supplement”), relating to our Senior Global Medium-Term Notes, of which these securities are a part, for additional information about the securities. Information included in this pricing supplement supersedes information in the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the underlying supplement, the prospectus supplement and the prospectus.

You should rely only on the information contained in or incorporated by reference in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus. This pricing supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus, and in the documents referred to in these documents and which are made available to the public. We have not, and Wells Fargo Securities has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not, and Wells Fargo Securities is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this pricing supplement, the accompanying underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this pricing supplement, nor the accompanying underlying supplement, prospectus supplement or prospectus constitutes an offer, or an invitation on our behalf or on behalf of Wells Fargo Securities, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

●	Underlying supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112442/tm2123981d23_424b5.htm

●	Prospectus supplement dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112440/tm2123981d29_424b5.htm

●	Prospectus dated September 2, 2021:

https://www.sec.gov/Archives/edgar/data/1045520/000110465921112558/tm2123981d24_424b3.htm

PRS-6

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

INVESTOR CONSIDERATIONS

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

●	believe that the Closing Level of the Lowest Performing Index will be greater than or equal to its Starting Level on one of the Call Observation Dates;
●	seek the potential for a fixed return if the Lowest Performing Index has appreciated at all as of any of the Call Observation Dates in lieu of full participation in any potential appreciation of the Lowest Performing Index;
●	understand that if the Closing Level of the Lowest Performing Index is less than its Starting Level on each of the Call Observation Dates (including the Final Valuation Date), they will not receive any positive return on their investment in the securities, and that if the Closing Level of the Lowest Performing Index on the Final Valuation Date is less than its Starting Level by more than 25%, they will be fully exposed to the decrease in the Lowest Performing Index from its Starting Level and will lose more than 25%, and possibly all, of the principal amount per security;
●	understand that the term of the securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Call Observation Date if the securities are called on an earlier Call Observation Date;
●	understand that the return on the securities will depend solely on the performance of the Lowest Performing Index on each Call Observation Date and that they will not benefit in any way from the performance of the better performing Indices;
●	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of the Indices;
●	understand and are willing to accept the full downside risks of each Index;
●	are willing to forgo periodic interest payments on the securities and dividends on securities included in any Index; and
●	are willing to hold the securities until maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

●	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;
●	believe that the Closing Level of the Lowest Performing Index will be less than its Starting Level on each of the Call Observation Dates;
●	seek a security with a fixed term;
●	seek full return at maturity of the principal amount of the securities;
●	are unwilling to accept the risk that, if the Closing Level of the Lowest Performing Index is less than its Starting Level on each of the Call Observation Dates (including the Final Valuation Date), they will not receive any positive return on their investment in the securities;
●	are unwilling to accept the risk that the Closing Level of the Lowest Performing Index may decrease by more than 25% from its Starting Level to its Ending Level;
●	are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the original offering price, and may be as low as the lower estimated value set forth on the cover page;
●	seek current income;
●	are unwilling to accept the risk of exposure to the equity market represented by each Index;
●	seek uncapped exposure to the upside performance of any or each Index beyond the applicable Call Premiums;
●	seek exposure to a basket composed of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the Lowest Performing Index;
●	are unwilling to accept the credit risk of CIBC; or
●	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein for risks related to an investment in the securities.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

RISK FACTORS

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities or the securities included in any Index. You should carefully consider the risk factors set forth below and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus, as well as the other information contained in this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the Stated Maturity Date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called And The Ending Level Of The Lowest Performing Index Is Less Than Its Threshold Level, You Will Lose More Than 25%, And Possibly All, Of The Principal Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the Stated Maturity Date. If the Closing Level of the Lowest Performing Index is less than its Starting Level on each of the Call Observation Dates, the securities will not be automatically called, and you will receive a payment at maturity that will be equal to or less, and possibly significantly less, than the principal amount per security, depending on the Ending Level of the Lowest Performing Index on the Final Valuation Date (i.e., its Closing Level on the Final Valuation Date).

If the Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Threshold Level, the payment you receive at maturity will be reduced by an amount equal to the decline in the level of the Lowest Performing Index from its Starting Level. The Threshold Level of each Index is 75% of its Starting Level. As a result, you will lose more than 25%, and possibly all, of the principal amount per security at maturity even if the level of the Lowest Performing Index on the Final Valuation Date is greater than or equal to its Starting Level or its Threshold Level at certain times during the term of the securities.

If the securities are not automatically called, your return on the securities will be zero or negative, and your yield on the securities will be less than the yield you would earn if you bought a traditional interest-bearing debt security of CIBC or another issuer with a similar credit rating with the same Stated Maturity Date.

The Potential Return On The Securities Is Limited To The Call Premium And May Be Less Than The Return On A Direct Investment In The Securities Included In An Index.

The potential return on the securities is limited to the applicable Call Premium, regardless of the performance of the Lowest Performing Index on the applicable Call Observation Date. The Lowest Performing Index may appreciate by significantly more than the percentage represented by the applicable Call Premium from the Pricing Date through the applicable Call Observation Date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Lowest Performing Index. Furthermore, if the securities are called on an earlier Call Observation Date, you will receive a lower Call Premium than if the securities were called on a later Call Observation Date, and accordingly, if the securities are called on one of the earlier Call Observation Dates, you will not receive the highest potential Call Premium.

In addition, your return on the securities will not reflect the return you would realize if you actually owned the securities included in an Index and received the dividends and other payments paid on those securities. This is in part because any payment on the securities will be determined by reference to the Closing Level of the Lowest Performing Index on the applicable Call Observation Date, which will be calculated by reference to the prices of the securities in the Lowest Performing Index without taking into consideration the value of dividends and other payments paid on those securities.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

PRS-8

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the Lowest Performing Index on each Call Observation Date. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of the Indices. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Index On Each Call Observation Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Lowest Performing Index on each Call Observation Date. Although it is necessary for each Index to close at or above its respective Starting Level on the relevant Call Observation Date in order for you to receive the applicable Call Premium, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the Lowest Performing Index, resulting in a better return than the return of the Lowest Performing Index alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship between the Indices will be over the term of the securities. Each Index represents a different equity market. The RTY represents the small capitalization segment of the United States equity market, the INDU represents U.S. blue-chip companies, and the NDX represents 100 of the largest non-financial securities listed on The Nasdaq Stock Market. These different equity markets may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic interest will be paid on the securities. However, if the securities were classified for U.S. federal income tax purposes as contingent payment debt instruments rather than prepaid cash-settled derivative contracts, you would be required to accrue interest income over the term of your securities. See “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement.

A Call Payment Date Or The Stated Maturity Date Will Be Postponed If A Calculation Day Is Postponed.

A calculation day (i.e., a Call Observation Date, including the Final Valuation Date) with respect to an Index will be postponed if the applicable originally scheduled calculation day is not a Trading Day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that calculation day. If such a postponement occurs with respect to a calculation day other than the Final Valuation Date, then the related Call Payment Date will be postponed. If such a postponement occurs with respect to the Final Valuation Date, the Stated Maturity Date will be the later of (i) the initial Stated Maturity Date and (ii) three Business Days after the last Final Valuation Date, as postponed.

Risk Relating To The Credit Risk Of CIBC

The Securities Are Subject To The Credit Risk Of Canadian Imperial Bank of Commerce.

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in any Index for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

PRS-9

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

Risks Relating To The Value Of The Securities And Any Secondary Market

Our Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

Our estimated value is only an estimate using several factors. The original offering price of the securities will exceed our estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

Our estimated value of the securities is determined by reference to our internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and our assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than our estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which Wells Fargo Securities or any other person would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.

Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of our estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If we were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

The Estimated Value Of The Securities Will Not Be An Indication Of The Price, If Any, At Which Wells Fargo Securities Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which Wells Fargo Securities or any of its affiliates may purchase the securities in the secondary market will be based on Wells Fargo Securities’ proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities will likely be less than the original offering price.

If Wells Fargo Securities or any of its affiliates makes a secondary market in the securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by Wells Fargo Securities or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by Wells Fargo Securities or any of its affiliates during this period will be higher than it would be if it were based solely on Wells Fargo Securities’ proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the securities through an account at Wells Fargo Securities or one of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than Wells Fargo Securities or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at Wells Fargo Securities or any of its affiliates.

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current level of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the Stated Maturity Date.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

●	Performance of the Indices. The value of the securities prior to maturity or automatic call will depend substantially on the then-current level of each Index. The price at which you may be able to sell the securities before maturity may be at a discount, which could be substantial, from their principal amount, if the level of the Lowest Performing Index at such time is less than, equal to or not sufficiently above its Starting Level or its Threshold Level.

●	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

●	Volatility Of The Indices. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Indices changes.

●	Correlation Among The Indices. Correlation refers to the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Indices may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Indices decreases.

●	Time Remaining To Maturity. The value of the securities at any given time prior to maturity or automatic call will likely be different from that which would be expected based on the then-current levels of the Indices. This difference will most likely reflect a discount due to expectations and uncertainty concerning the levels of the Indices during the period of time still remaining to the Stated Maturity Date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current levels of the Indices.

●	Dividend Yields On Securities Included In The Indices. The value of the securities may be affected by the dividend yields on securities included in the Indices.

●	Our Credit Ratings, Financial Condition And Results Of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the securities. However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, such as the levels of the Indices, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the securities.

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, the return will not be greater than the applicable Call Premium. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or all of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the levels of the Indices may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Indices

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the RTY are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the RTY may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target

PRS-11

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities.

Some of the equity securities composing the NDX are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities, such as the securities, involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Risks Relating To Conflicts Of Interest

We Or One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

We or one of our affiliates will be the calculation agent for purposes of determining, among other things, the Closing Levels of each Index on each calculation day and whether the securities are automatically called and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on a scheduled calculation day with respect to an Index, which may result in postponement of that calculation day for that Index; determining the Closing Level of an Index if a calculation day for that Index is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if publication of an Index is discontinued, selecting a successor or, if no successor is available, determining the Closing Level of such Index on the applicable calculation day; and determining whether to adjust the Closing Level of an Index on the relevant calculation day in the event of certain changes in or modifications to that Index. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of an Index. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on an Index or the companies whose securities are included in an Index. This research will be modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on an Index or the companies whose securities are included in an Index could adversely affect the level of such Index and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Indices from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on an Index or the companies whose securities are included in an Index published on or prior to the Pricing Date could result in an increase in the level of such Index on the Pricing Date, which would adversely affect investors in the securities by increasing the level at which such Index must close on a calculation day in order for investors in the securities to receive a favorable return.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in an Index may adversely affect the level of such Index. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in an Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of such Index and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the

PRS-12

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

companies whose securities are included in an Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparty may acquire securities included in an Index or listed or over-the-counter derivative or synthetic instruments related to an Index or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparty has a long hedge position in any of the securities included in an Index, or derivative or synthetic instruments related to an Index or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in an Index. These hedging activities could potentially adversely affect the level of an Index and, therefore, adversely affect the value of and your return on the securities.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of an Index. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in an Index and other instruments relating to an Index or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the securities included in an Index and, therefore, adversely affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any concession or fee that the participating dealer receives for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the U.S. Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid cash-settled derivative contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described under “Material U.S. Federal Income Tax Consequences” in the underlying supplement, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should review carefully “Summary of U.S. Federal Income Tax Consequences” in this pricing supplement and “Material U.S. Federal Income Tax Consequences” in the underlying supplement and consult their tax advisors regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

There Can Be No Assurance That The Canadian Federal Income Tax Consequences Of An Investment In The Securities Will Not Change In The Future.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects investors. For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Canadian Federal Income Tax Considerations” in this pricing supplement as well as the section entitled “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus. You should consult your tax advisor with respect to your own particular situation.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

HYPOTHETICAL RETURNS

If the securities are automatically called:

Assuming that the securities are automatically called, the following table illustrates, for each hypothetical Call Observation Date on which the securities are automatically called:

●	the hypothetical payment per security on the related Call Payment Date, assuming that the Call Premiums are equal to the minimum Call Premiums; and
●	the hypothetical total pre-tax rate of return.

Hypothetical Call Observation Date on which Securities are Automatically Called	Hypothetical Payment Per Security on Related Call Payment Date	Hypothetical Pre-Tax Total Rate of Return
1st Call Observation Date	$1,125.00	12.50%
2nd Call Observation Date	$1,250.00	25.00%
3rd Call Observation Date	$1,375.00	37.50%

If the securities are not automatically called:

Assuming that the securities are not automatically called, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Index on the Final Valuation Date:

●	the hypothetical payment at maturity per security; and
●	the hypothetical pre-tax total rate of return.

The Performance Factor of the Lowest Performing Index on the Final Valuation Date is its Ending Level expressed as a percentage of its Starting Level (i.e., its Ending Level divided by its Starting Level).

Hypothetical Performance Factor of Lowest Performing Index on Final Valuation Date	Hypothetical Payment at Maturity Per Security	Hypothetical Pre-Tax Total Rate of Return
99.99%	$1,000.00	0.00%
95.00%	$1,000.00	0.00%
90.00%	$1,000.00	0.00%
80.00%	$1,000.00	0.00%
75.00%	$1,000.00	0.00%
74.00%	$740.00	-26.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive upon an automatic call or at maturity and the resulting pre-tax rate of return will depend on (i) the Closing Level of the Lowest Performing Index on each Call Observation Date and whether the securities are automatically called; (ii) if the securities are automatically called, the actual Call Premium and the actual Call Observation Date on which the securities are called; (iii) if the securities are not automatically called, the actual Ending Level of the Lowest Performing Index on the Final Valuation Date; and (iv) whether you hold your securities to maturity or earlier automatic call.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

HYPOTHETICAL PAYMENT UPON AN AUTOMATIC CALL

Set forth below are two examples of calculations of the amount payable if the securities are automatically called on a Call Observation Date. The securities will be automatically called on a Call Observation Date if the Closing Level of the Lowest Performing Index on such Call Observation Date is greater than or equal to its Starting Level. The following examples assume hypothetical Call Premiums equal to the minimum Call Premiums and assume the hypothetical Starting Level and Closing Levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Level. The hypothetical Starting Level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual Starting Level for any Index. The actual Starting Level for each Index will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of the Indices, see the historical information set forth under the section titled “The Indices” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Closing Level of the Lowest Performing Index on the first Call Observation Date is greater than its Starting Level, and the securities are automatically called on the first Call Observation Date:

	RTY	INDU	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Level on first Call Observation Date:	125.00	140.00	130.00
Performance Factor (Closing Level on first Call Observation Date divided by Starting Level):	125.00%	140.00%	130.00%

Step 1: Determine which Index is the Lowest Performing Index on the first Call Observation Date.

In this example, the RTY has the lowest Performance Factor on the first Call Observation Date and is, therefore, the Lowest Performing Index on the first Call Observation Date.

Step 2: Determine the payment upon automatic call.

Since the hypothetical Closing Level of the Lowest Performing Index on the first Call Observation Date is greater than its hypothetical Starting Level, the securities are automatically called on the first Call Observation Date and you will receive on the related Call Payment Date the principal amount of your securities plus a hypothetical Call Premium of 12.50% of the principal amount per security (the minimum applicable Call Premium). Even though the Lowest Performing Index on the first Call Observation Date appreciated by 25% from its Starting Level to its Closing Level on the first Call Observation Date in this example, your return is limited to the Call Premium of 12.50%, which is applicable to the first Call Observation Date.

On the Call Payment Date, you would receive $1,125.00 per security.

Example 2. The securities are not automatically called prior to the last Call Observation Date (the Final Valuation Date). The Closing Level of the Lowest Performing Index on the Final Valuation Date is greater than its Starting Level, and the securities are automatically called on the Final Valuation Date:

	RTY	INDU	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Closing Levels on Call Observation Dates prior to the Final Valuation Date:	Various (all above Starting Level)	Various (all below Starting Level)	Various (all below Starting Level)
Hypothetical Closing Level on Final Valuation Date:	120.00	110.00	105.00
Performance Factor on Final Valuation Date (Closing Level on Final Valuation Date divided by Starting Level):	120.00%	110.00%	105.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Valuation Date.

In this example, the NDX has the lowest Performance Factor on the Final Valuation Date and is, therefore, the Lowest Performing Index on the Final Valuation Date.

Step 2: Determine the payment upon automatic call.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

Since the hypothetical Closing Level of the Lowest Performing Index on each Call Observation Date prior to the last Call Observation Date (which is the Final Valuation Date) is less than its hypothetical Starting Level, the securities are not called prior to the Final Valuation Date. Since the hypothetical Closing Level of the Lowest Performing Index on the Final Valuation Date is greater than its hypothetical Starting Level, the securities are automatically called on the Final Valuation Date and you will receive on the related Call Payment Date (which is the Stated Maturity Date) the principal amount of your securities plus a hypothetical Call Premium of 37.50% of the principal amount per security (the minimum applicable Call Premium).

On the Call Payment Date (which is the Stated Maturity Date), you would receive $1,375.00 per security.

To the extent that the actual Call Premiums, Starting Level and Closing Levels of the Lowest Performing Index differ from the values assumed above, the results indicated above would be different.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

HYPOTHETICAL PAYMENTS AT MATURITY

If the Closing Level of the Lowest Performing Index is less than its Starting Level on each Call Observation Date, the securities will not be automatically called, and you will receive a payment at maturity that will be equal to or less than the principal amount per security, depending on the Ending Level of the Lowest Performing Index on the Final Valuation Date (i.e., its Closing Level on the Final Valuation Date). Set forth below are two examples of calculations of the payment at maturity, assuming that the securities have not been automatically called and assuming the hypothetical Starting Level, Threshold Level and Ending Level for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual Starting Level or Threshold Level of any Index. The hypothetical Starting Level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual Starting Level for any Index. The actual Starting Level and Threshold Level for each Index will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual Closing Levels of the Indices, see the historical information set forth under the section titled “The Indices” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Starting Level but greater than its Threshold Level and the payment at maturity is equal to the principal amount:

	RTY	INDU	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Ending Level:	85.00	115.00	110.00
Hypothetical Threshold Level:	75.00	75.00	75.00
Performance Factor (Ending Level divided by Starting Level):	85.00%	115.00%	110.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Valuation Date.

In this example, the RTY has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the Final Valuation Date.

Step 2: Determine the payment at maturity based on the Ending Level of the Lowest Performing Index on the Final Valuation Date.

Since the hypothetical Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its hypothetical Starting Level but greater than its hypothetical Threshold Level, you would not lose any of the principal amount of your securities.

On the Stated Maturity Date, you would receive $1,000.00 per security.

Example 2. The Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its Threshold Level and the payment at maturity is less than the principal amount:

	RTY	INDU	NDX
Hypothetical Starting Level:	100.00	100.00	100.00
Hypothetical Ending Level:	120.00	50.00	90.00
Hypothetical Threshold Level:	75.00	75.00	75.00
Performance Factor (Ending Level divided by Starting Level):	120.00%	50.00%	90.00%

Step 1: Determine which Index is the Lowest Performing Index on the Final Valuation Date.

In this example, the INDU has the lowest Performance Factor and is, therefore, the Lowest Performing Index on the Final Valuation Date.

Step 2: Determine the payment at maturity based on the Ending Level of the Lowest Performing Index on the Final Valuation Date.

Since the hypothetical Ending Level of the Lowest Performing Index on the Final Valuation Date is less than its hypothetical Threshold Level, you would lose a portion of the principal amount of your securities and receive a payment at maturity equal to:

= $1,000 × Performance Factor of the Lowest Performing Index on the Final Valuation Date

= $1,000 × 50.00%

= $500.00

PRS-17

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

On the Stated Maturity Date you would receive $500.00 per security, resulting in a loss of 50%. As this example illustrates, if any Index depreciates below its Threshold Level on the Final Valuation Date, you will incur a loss on the securities at maturity, even if the other Indices have appreciated or have not declined below their respective Threshold Level.

To the extent that the actual Starting Level, Threshold Level and Ending Level of the Lowest Performing Index on the Final Valuation Date differ from the values assumed above, the results indicated above would be different.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

ADDITIONAL TERMS OF THE SECURITIES

The definitions and provisions below supersede and replace the relevant definitions and provisions set forth in the underlying supplement.

Certain Definitions

A “Trading Day” with respect to an Index means a day, as determined by the calculation agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

The “Relevant Stock Exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “Related Futures or Options Exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

Market Disruption Events

A “market disruption event” with respect to an Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their Relevant Stock Exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any Related Futures or Options Exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The Relevant Stock Exchange for any security underlying such Index or successor equity index or any Related Futures or Options Exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

For purposes of determining whether a market disruption event has occurred with respect to an Index:

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any Trading Day for such Index or any successor equity index means the scheduled closing time of the Relevant Stock Exchanges with respect to the securities underlying such Index or successor equity index on such Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its scheduled closing time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the scheduled closing time of the Relevant Stock Exchanges;

(3)	the “scheduled closing time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day for such Index or any successor equity index means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any Trading Day for such Index or any successor equity index on which each Relevant Stock Exchange for the securities underlying such Index or any successor equity index and each Related Futures or Options Exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to an Index on any calculation day (including the Final Valuation Date), then such calculation day for such Index will be postponed to the first succeeding Trading Day for such Index on which a market disruption event for such Index has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Index after the originally scheduled calculation day, that eighth Trading Day shall be deemed to be the calculation day for such Index. If a calculation day has been postponed eight Trading Days for an Index after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Index on such eighth Trading Day, the calculation agent will determine the Closing Level of such Index on such eighth Trading Day in accordance with the formula for and method of calculating the Closing Level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange) on such date of each security included in such Index. As used herein, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the scheduled closing time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange. Notwithstanding the postponement of a calculation day for an Index due to a market disruption event with respect to such Index on such calculation day, the originally scheduled calculation day will remain the calculation day for any Index not affected by a market disruption event on such day.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the Closing Level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the Closing Level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the Closing Level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the

PRS-20

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If the sponsor or publisher of an Index (the “Index Sponsor”) discontinues publication of such Index, and such Index Sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and CIBC, the calculation agent will substitute the successor equity index as calculated by its Index Sponsor or any other entity for purposes of calculating the Closing Level of such Index on any calculation day. Upon any selection by the calculation agent of a successor equity index, CIBC will cause notice to be given to holders of the securities.

In the event that an Index Sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute Closing Level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day, an Index Sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute Closing Level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by an Index Sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

THE INDICES

The Russell 2000® Index

The Russell 2000® Index (Bloomberg ticker: “RTY <Index>”) (the “RTY”) is calculated, maintained and published by FTSE International Limited (“FTSE Russell”). The RTY measures the performance of the small-cap segment of the U.S. equity universe. The RTY is a subset of the Russell 3000® Index, representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. See “Index Descriptions—The Russell Indices” beginning on page S-31 of the accompanying underlying supplement for additional information about the RTY.

In addition, information about the RTY may be obtained from other sources including, but not limited to, FTSE Russell’s website (including information regarding the RTY’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the RTY is accurate or complete.

Historical Data

We obtained the Closing Levels of the RTY in the graph below from Bloomberg L.P. (“Bloomberg) without independent verification. The historical performance of the RTY should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the RTY on any calculation day (including the Final Valuation Date). We cannot give you assurance that the performance of the RTY will result in any positive return on your initial investment.

The following graph sets forth daily Closing Levels of the RTY for the period from January 1, 2017 to March 30, 2022. The Closing Level of the RTY on March 30, 2022 was 2,091.070.

Historical Performance of the Russell 2000® Index

Source: Bloomberg

PRS-22

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

The Dow Jones Industrial Average®

The Dow Jones Industrial Average® (Bloomberg ticker: “INDU <Index>”) (the “INDU”) is a price-weighted index of 30 U.S. blue-chip stocks, which represent all economic industries except transportation and utilities. The INDU is published by S&P Dow Jones Indices LLC (“SPDJI”). See “Index Descriptions—The Dow Jones Industrial Average®” beginning on page S-10 of the accompanying underlying supplement for additional information about the INDU.

In addition, information about the INDU may be obtained from other sources including, but not limited to, SPDJI’s website (including information regarding the INDU’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the INDU is accurate or complete.

Historical Data

We obtained the Closing Levels of the INDU in the graph below from Bloomberg without independent verification. The historical performance of the INDU should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the INDU on any calculation day (including the Final Valuation Date). We cannot give you assurance that the performance of the INDU will result in any positive return on your initial investment.

The following graph sets forth daily Closing Levels of the INDU for the period from January 1, 2017 to March 30, 2022. The Closing Level of the INDU on March 30, 2022 was 35,228.81.

Historical Performance of the Dow Jones Industrial Average®

Source: Bloomberg

PRS-23

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

The Nasdaq-100® Index

The Nasdaq-100® Index (Bloomberg ticker: “NDX <Index>”) (the “NDX”) is calculated, maintained and published by Nasdaq, Inc. The NDX includes 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. See “Index Descriptions—The Nasdaq-100® Index” beginning on page S-26 of the accompanying underlying supplement for additional information about the NDX.

In addition, information about the NDX may be obtained from other sources including, but not limited to, the NDX sponsor’s website (including information regarding the NDX’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the NDX is accurate or complete.

Historical Data

We obtained the Closing Levels of the NDX in the graph below from Bloomberg without independent verification. The historical performance of the NDX should not be taken as an indication of future performance, and no assurances can be given as to the Closing Level of the NDX on any calculation day (including the Final Valuation Date). We cannot give you assurance that the performance of the NDX will result in any positive return on your initial investment.

The following graph sets forth daily Closing Levels of the NDX for the period from January 1, 2017 to March 30, 2022. The Closing Level of the NDX on March 30, 2022 was 15,071.55.

Historical Performance of the Nasdaq-100® Index

Source: Bloomberg

PRS-24

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

THE ESTIMATED VALUE OF THE SECURITIES

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which Wells Fargo Securities or any other person would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—Our Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—Our Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates” in this pricing supplement.

The Bank’s estimated value of the securities will be lower than the principal amount of the securities because costs associated with selling, structuring and hedging the securities are included in the principal amount of the securities. These costs include the selling commissions paid to affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—Our Estimated Value of the Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

PRS-25

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

SUPPLEMENTAL PLAN OF DISTRIBUTION

The securities will be purchased by Wells Fargo Securities as principal, pursuant to a distribution agreement between Wells Fargo Securities and us. We have agreed to pay certain of Wells Fargo Securities’ expenses in connection with the offering of the securities.

Wells Fargo Securities will receive an underwriting discount of up to $27.50 per security. Wells Fargo Securities proposes to offer the securities to certain securities dealers, including securities dealers acting as custodians, at the principal amount of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to deliver the securities against payment therefor in New York, New York on a date that is more than two business days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

The principal amount of the securities includes the underwriting discount received by Wells Fargo Securities and the projected profit that our hedge counterparties expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. We expect to hedge our obligations through an affiliate of Wells Fargo Securities, one of our affiliates and/or another unaffiliated counterparty. Because hedging our obligations entails risks and may be influenced by market forces beyond the counterparties’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss. The underwriting discount and projected profit of our hedge counterparties reduce the economic terms of the securities. In addition, the fact that the principal amount includes these items is expected to adversely affect the secondary market prices of the securities. These secondary market prices are also likely to be reduced by the cost of unwinding the related hedging transaction. See “Use of Proceeds and Hedging” in the underlying supplement.

The Bank, Wells Fargo Securities or any of our respective affiliates may use this pricing supplement in market-making transactions in the securities after their initial sale. However, it is not obligated to do so and may discontinue making a market at any time without notice.

PRS-26

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by, or in some cases supplements, the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities.

The U.S. federal income tax consequences of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as prepaid cash-settled derivative contracts. Pursuant to the terms of the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount you receive at such time and the amount that you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year. Non-U.S. holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement.

The expected characterization of the securities is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. Such alternate treatments could include a requirement that a holder accrue ordinary income over the life of the securities or treat all gain or loss at maturity as ordinary gain or loss. For a more detailed discussion of certain alternative characterizations with respect to your securities and certain other considerations with respect to your investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

PRS-27

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the Dow
Jones Industrial Average® and the Nasdaq-100® Index due May 5, 2025

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to an investor who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with the Issuer and any transferee resident (or deemed to be resident) in Canada to whom the investor disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; and (e) is not a, and deals at arm’s length with any, “specified shareholder” of the Issuer for purposes of the thin capitalization rules in the Canadian Tax Act (a “Non-Resident Holder”). A “specified shareholder” for these purposes generally includes a person who (either alone or together with persons with whom that person is not dealing at arm’s length for the purposes of the Canadian Tax Act) owns or has the right to acquire or control or is otherwise deemed to own 25% or more of the Issuer’s shares determined on a votes or fair market value basis. Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies, and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by the Issuer on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own tax advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

PRS-28